As filed with the Securities and Exchange Commission on August 14, 2008

Registration Statement No. 333-148290

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETSUITE INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3310471
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2955 Campus Drive, Suite 100

San Mateo, CA 94403

(650) 627-1000

(Address, including zip code and telephone number, of principal executive offices)

NetSuite Inc. 1999 Stock Plan

NetSuite Inc. 2007 Equity Incentive Plan

(Full title of the plans)

Douglas P. Solomon, Esq.

NetSuite Inc.

2955 Campus Drive, Suite 100

San Mateo, CA 94403

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer, large accelerated filer and a smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☒    Smaller reporting company  ☐

Explanatory Statement

This post-effective amendment is being filed because the following shares that were previously reserved for issuance pursuant to the NetSuite Inc. 1999 Stock Plan (the “1999 Plan”) may now be issued pursuant to the NetSuite Inc. 2007 Equity Incentive Plan (the “2007 Plan”): 149,096 shares that were subject to awards under the 1999 Plan as of the effective date of the 2007 Plan but which have expired or otherwise terminated without having been exercised in full and shared issued pursuant to awards granted under the 1999 Plan that are forfeited to or repurchased by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 14, 2008.

NETSUITE INC.

By:	/s/ Zachary Nelson
Zachary Nelson
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENT, that the individuals whose signatures appear below constitute and appoint Zachary Nelson, James McGeever and Douglas P. Solomon, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Zachary Nelson Zachary Nelson	Director, President and Chief Executive Officer (Principal Executive Officer)	August 14, 2008

/s/ James McGeever James McGeever	Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2008

* William L. Beane III	Director	August 14, 2008

* Deborah A. Farrington	Director	August 14, 2008

* Evan M. Goldberg	Director	August 14, 2008

Keith D. Grinstein	Director	August 14, 2008

* Kevin Thompson	Director	August 14, 2008

*By:	/s/ Douglas P. Solomon
Douglas P. Solomon
Attorney-in-Fact